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                                                                Exhibit 99(h)(i)

                         GENERAL DISTRIBUTOR'S AGREEMENT

                                 by and between

                              MAN INVESTMENTS INC.
                                       and
                           MAN-GLENWOOD LEXINGTON, LLC

         AGREEMENT, made as of the __ day of ________, 2003, by and between Man-Glenwood Lexington, LLC and Man Investments Inc.

                                     RECITAL

         WHEREAS, Man-Glenwood Lexington, LLC, a Delaware limited liability company ("Lexington"), is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is registering $100,000,000 in units of its limited liability company interests ("Units") under the Securities Act of 1933, as amended (the "1933 Act"), to be offered for sale in a public offering in accordance with the terms and conditions set forth in the Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") included in Lexington's Registration Statement filed with the Securities and Exchange Commission on Form N-2, as it may be amended from time to time.

         In this connection, Lexington desires that Man Investments Inc. (the "General Distributor") act as General Distributor for the sale and distribution of Units that have been registered as described above and of any additional Units that may become registered during the term of this Agreement.

         NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

         1.       Appointment of General Distributor.

         Lexington hereby appoints you as the sole general distributor of Units in connection with the aforesaid public offering of Units, and Lexington further agrees from and after the date of this Agreement, that it will not, without your consent, sell or agree to sell any Units otherwise than through you, except (a) Lexington may itself sell Units without sales charges as an investment to the officers, trustees or directors and bona fide present and former full-time employees of Lexington and to other investors who are identified in the Prospectus and SAI as having the privilege to buy Units at the public offering price described in the Prospectus; (b) Lexington may issue Units in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted by the 1940 Act and the rules thereunder; and (c) Lexington may issue Units in connection with the reinvestment of distributions made by Lexington or of any other investment company if permitted by the Prospectus and SAI.


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         2.       Sale of Units.

         You agree to serve as the general distributor of Units in accordance with the terms of this Agreement, and to offer Units to investors as agent of Lexington either directly or through broker-dealers which enter into selling agreements with you. In connection with the offering of Units, you further agree that:

         (a) You will use your best efforts to sell Units, provided, however, that when requested by Lexington at any time because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent between you and Lexington, you will suspend such efforts. Lexington may also withdraw the offering of Units at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific number or amount of Units.

         (b) You will not make offers or sales of Units except in the manner set forth in Lexington's Registration Statement, and specifically agree that if an investor qualifies for a reduced sales charge, You will offer and sell Units to that investor at the reduced sales charge. We have established procedures that are to be followed in connection with the offer and sale of Units and you agree not to make offers or sales of any Units and agree to require all broker-dealers that enter into selling agreements with you not to make any such offers or sales except in compliance with such procedures. In this regard, you agree that:

         (i) No sale of Units to any one investor will be for less than the minimum amount as may be specified in the Prospectus or as Lexington shall advise you.

         (ii) No offer or sale of Units will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Units have not been registered or qualified for offer and sale under applicable state securities laws unless Units are exempt from the registration or qualification requirements of such laws.

         (iii) Sales of Units will be made only to "Qualified Investors" as described in the Prospectus, and that any such investor is not on the List of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of Treasury, as such list may be amended from time to time, and does not reside or have a business in any jurisdiction identified by the Office of Foreign Assets Control.

         (c) You will furnish to prospective investors only such information concerning Lexington and the offering of Units as may be contained in the Prospectus and SAI or any written supplements thereto, and such other materials as you have prepared and which comply with applicable laws and regulations. For purposes of the offering of Units, Lexington will furnish to you at your expense copies of the Prospectus and the SAI which shall be furnished by you to prospective investors as required by applicable law and regulations. Additional copies of the Prospectus and the SAI will be furnished in such numbers as you may reasonably request for purposes of the offering.


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         (d)      The closing of the initial offering of Units will occur on such date as we shall agree. Thereafter, Units shall be offered and made available for purchase on a basis as described in the Prospectus and SAI or on such other basis as may be determined by Lexington.

         3.       Sales Charge.

         Units shall be sold by you at the public offering price described in the Prospectus, including a front-end sales charge not in excess of 3% of the offering price, but which front-end sales charge shall be reduced or eliminated under certain other circumstances or with respect to certain types of investors, in each case on the basis set forth in the Prospectus and SAI. You may re-allow all or any portion of the front-end sales charge to broker-dealers as you may determine, and you (or one of your affiliates) may make payments of such additional selling compensation to broker-dealers through which sales are made, as you may determine, from your own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Units).

         4.       Purchase of Units.

         (a) As General Distributor, you shall have the right to accept or reject orders for the purchase of Units at your discretion. Any consideration that you may receive in connection with a rejected purchase order must be returned promptly.

         (b) You agree promptly to issue, or to cause the duly appointed agent of Lexington to issue, confirmations of all accepted purchase orders and to transmit a copy of such confirmations to Lexington. The full subscription amounts payable in connection with each order for the purchase of Units by an investor shall be transmitted by you or by the selling dealer to Lexington's escrow agent, including applicable sales charges, within the periods specified in the Prospectus and SAI.

         5.       1933 Act Registration.

         Lexington agrees that it will use its best efforts to maintain the effectiveness of the Registration Statement under the 1933 Act. Lexington further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act.

         6.       1940 Act Registration.

         Lexington is registered under the 1940 Act as a closed-end management investment company, and will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act. Lexington further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the 1940 Act.

         7.       State Blue Sky Qualification.


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         At your request, Lexington will take such steps as may be necessary and feasible to qualify Units for sale in states, territories or dependencies of the United States, the District of Columbia, and the Commonwealth of Puerto Rico, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that Lexington shall not be required to qualify Units or to maintain the qualification of Units in any jurisdiction where it shall deem such qualification disadvantageous to Lexington.

         8.       Duties of General Distributor.

         You agree that:

         (a) You shall furnish to Lexington any pertinent information required to be inserted with respect to you as General Distributor within the purview of the Securities Act of 1933 in any reports or registrations required to be filed with any governmental authority;

         (b) You will not make any representations inconsistent with the information contained in the Prospectus and SAI;

         (c) You shall maintain such records as may be reasonably required for Lexington or its investor servicing agent to respond to member requests or complaints, and to permit Lexington to maintain proper accounting records, and you shall make such records available to Lexington and its investor servicing agent upon request;

         (d) In performing your duties under this Agreement, you shall comply with all requirements of Lexington's Prospectus and SAI and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Units; and

         (e) Notwithstanding anything to the contrary in this Agreement, you: (i) maintain anti-money laundering policies that comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and applicable Federal anti-money laundering regulations, including steps to verify the identity of prospective subscribers ("AML Laws, Regulations and Policies"); (ii) comply with such AML Laws, Regulations and Policies; (iii) will promptly deliver to Lexington's investment adviser's Money Laundering Reporting Officer notice of any such AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective subscriber for, or purchaser of, Units; and (iv) will cooperate with and deliver information reasonably requested concerning subscribers that purchased Units necessary to comply with such AML Laws, Regulations and Policies.

         9.       Liability.

         To the extent consistent with applicable law, the General Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by Lexington in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, from reckless disregard of its obligations and duties under this Agreement, or from


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its failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Units.

         10.      Disclaimer of Manager and Member Liability.

         The General Distributor understands and agrees that the obligations of Lexington under this Agreement are not binding upon any Manager or member of Lexington personally, but bind only Lexington and Lexington's property; the General Distributor represents that it has notice of the provisions of the Limited Liability Company Agreement of Lexington disclaiming Manager and member liability for acts or obligations of Lexington.

         11.      Indemnification.

         To the extent consistent with applicable law, Lexington agrees to indemnify, defend and hold the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor may incur, as the result of acting as distributor for Lexington, under the 1933 Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in Lexington's Registration Statement, (ii) any omission, or alleged omission, to state a material fact required to be stated in Lexington's Registration Statement to make the statements in either thereof not misleading or (iii) any Lexington-related advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.); provided, however, that Lexington's agreement to indemnify the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in Lexington's Registration Statement, advertisements or sale literature furnished in writing to Lexington by the General Distributor and used in Lexington's Registration Statement, advertisements or sales literature, or arising out of or based upon any omission or alleged omission to state a material fact in such written information furnished by the General Distributor which is required to be stated or necessary to make the information not misleading.

         In the event of a formal legal action, Lexington shall be provided with written notice of an action brought against the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor, promptly following receipt of service of the summons or other first legal process. Any failure to promptly notify Lexington will relieve Lexington from any liability which it may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission for reasons other than on account of Lexington's indemnity obligations under this section if that delay materially prejudices Lexington's ability to defend against the action. Lexington


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will be entitled to assume the defense of any such action brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing approved by the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor, which approval shall not be unreasonably withheld. In the event Lexington elects to assume the defense of any such suit and retain counsel of good standing so approved, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where Lexington does not elect to assume the defense of any such suit or in case the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General
Distributor reasonably withhold approval of counsel chosen by Lexington, Lexington will reimburse the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

         12.      Allocation of Costs.

         Lexington shall pay the cost of composition and printing of sufficient copies of its Prospectus and SAI as shall be required for periodic distribution to its members and the expense of registering Units for sale under federal securities laws and for qualifying such Units under state blue sky laws pursuant to paragraph 7. You shall pay the expenses normally attributable to the sale of Units, other than those to be paid by Lexington, including the cost of printing and mailing of the Prospectus (other than those furnished to existing investors) and any sales literature used by you in the public sale of Units.

         13.      Duration.

         This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 14 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year, so long as such continuance shall be approved at least annually by the Board, including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         14.      Termination.

         This Agreement may be terminated (i) by the General Distributor at any time without penalty upon sixty days' written notice to Lexington (which notice may be waived by Lexington); or (ii) by Lexington at any time without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor).

         15.      Amendment and Assignment.

         Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board, including the vote of a majority of the Managers who are not "interested persons," as defined by the 1940 Act and the rules thereunder, of Lexington or


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the General Distributor. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

         16.      Section Headings.

         The headings for each section are for descriptive purposes only, and such headings are not to be construed or interpreted as part of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                            Man-Glenwood Lexington, LLC

                                            By:
                                               ----------------------------
                                            Name:
                                            Title:




                                            Man Investments Inc.




                                            By:
                                               ----------------------------
                                            Name:
                                            Title:


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